Exhibit 10.1
FIRST AMENDMENT
TO
FOURTH AMENDED AND COMPLETELY RESTATED LOAN AGREEMENT
     THIS FIRST AMENDMENT TO FOURTH AMENDED AND COMPLETELY RESTATED LOAN AGREEMENT (this “First Amendment”) is dated to be effective as of the 26th day of June, 2009 and executed by and among Synovus Bank, a Florida banking corporation (“Lender”), MMA Capital Corporation, a Michigan corporation (“MCC”), MMA Mortgage Investment Corporation, a Florida corporation (“MMIC”), MMA Construction Finance, LLC, a Maryland limited liability company (“MMCF”), Municipal Mortgage & Equity, LLC, a Delaware limited liability company (“MMA”), MMA Financial Holdings, Inc., a Florida corporation (“MFH”) and MMA Financial, Inc., a Maryland corporation (“MMA Financial”). For convenience MCC, MMIC and MMCF shall be herein collectively called, the “Borrowing Group” and MMA, MFH and MMA Financial shall be herein collectively called, the “Guarantor(s)”.
RECITALS
1.	There is that certain Fourth Amended and Completely Restated Loan Agreement (“Loan Agreement”) dated as of February 23, 2007 made by and among Lender, the Borrowing Group and Guarantors. For convenience all capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Loan Agreement. Further, all references to “Sections” shall refer to Sections of the Loan Agreement.

2.	The parties wish to modify and amend the Loan Agreement as hereinafter set forth.
     NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth as well as for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties do hereby agree to supplement and amend the Loan Agreement in the following respects and particulars:
1.	No Further Borrowings/L.O.C.’s. Notwithstanding any provisions in the Loan Agreement to the contrary, including without limitation Sections 3.01, 3.02 and 3.04 thereof, Lender shall no longer be obligated to advance further sums under the Loan Agreement. Further, Lender shall no longer be obligated to issue Letters of Credit; provided that Lender shall renew/replace the Letters of Credit listed in Exhibit A which is attached hereto and by reference made a part hereof. No such renewed/replaced Letter of Credit shall have an expiration date later than November 30, 2010.

2.	Renewal Note. Section 3.05 is hereby deleted in its entirety. Attached hereto as Exhibit B and by reference made a part hereof is a form of Renewal Promissory Note (“Renewal Note”) in the original principal amount of $41,772,096.61. The Borrowing Group will make, execute and deliver the Renewal Note. To the extent that the terms of the Renewal Note differ from the terms of the Loan Agreement (by way of illustration and not by way of limitation, with respect to the interest rate and. minimum interest rate) the terms of the Renewal Note shall prevail. All references in the Loan Agreement to the Note shall refer to the Renewal Note.

3.	Compliance With Other Obligations. Section 5.03 is hereby deleted in its entirety and the following Section 5.03 is hereby substituted in lieu thereof:
Section 5.03. Compliance With Other Obligations. To each member of the Borrowing Group’s knowledge and to the knowledge of the Guarantors, no member of the Borrowing Group nor any Guarantor is in violation of its articles of incorporation, bylaws, articles of association, operating agreement or regulations, as applicable; and, the execution and delivery of the Loan Documents, the consummation of the transactions therein contemplated and the pledge of the Pledged Property, do not and will not conflict with or constitute a breach of or default under articles of incorporation, bylaws, articles of association, operating agreement or regulations, as applicable of any member of the Borrowing Group or any Guarantor or any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it is bound or in which it has a beneficial interest or, to the knowledge or information of each member of the Borrowing Group and each Guarantor, any law, regulation, court order or decree or administrative ruling having jurisdiction over Borrowing Group and Guarantors.
4.	Investigations and Litigation. Section 5.05 is hereby deleted in its entirety and the following Section 5.05 is hereby substituted in lieu thereof:
Section 5.05. Investigations and Litigation. Except as disclosed (i) in MMA’s most recent 10-K or 10-Q, as applicable or (ii) to Lender directly, there is no charge, investigation, action, suit or proceeding against or involving any member of the Borrowing Group or any Guarantor before or by any court, regulatory authority or governmental agency or body pending or, to the best of the knowledge and information of each member of the Borrowing Group or any Guarantor, threatened, which could materially adversely affect the Borrowing Group’s performance of the Loan Documents or the consummation of the transactions therein contemplated or which could result in any material adverse change in the condition (financial or otherwise) and in the business and prospects of the Borrowing Group or the Guarantors or which could materially adversely affect the properties and assets or the Borrowing Group or the Guarantors.
5.	Sections 5.06 and 5.10 are hereby deleted in their entirety.

6.	Agreement or Contract Restrictions. Section 5.13 is hereby deleted in its entirety and the following Section 5.13 is hereby substituted in lieu thereof:
Section 5.13. Agreement or Contract Restrictions. No member of the Borrowing Group nor any Guarantor is a party to, nor is any such party bound by, any agreement, contract or instrument, or subject to any other restriction which materially and adversely affects the business, properties, assets, operations, or condition (financial or otherwise) of the Borrowing Group or any Guarantor except as disclosed in the most recent financial statements and notes thereto delivered by the Borrowing Group and the Guarantors to the Lender.
7.	Effective Date of Representations. This Amendment modifies or deletes certain representations and warranties of the Loan Agreement. Section 5.14 is amended to the extent necessary to recognize those amendments or deletions, as applicable.
8.	Financial Statements. Section 6.06 is hereby deleted and the following Section 6.06 is hereby substituted in lieu thereof:
Section 6.06. Financial Statements. As soon as practical, and in any event within Ninety (90) days after the end of each fiscal quarter beginning with the quarter ending September 30, 2009 (other than the last quarter of the year), each member of the Borrowing Group (other than MCC) and each Guarantor shall furnish to Lender their quarterly unaudited financial statements, including balance sheets and income statements, for the fiscal quarter just ended, certified by an Authorized Officer. MMA shall submit beginning with the quarter ending June 30, 2009. As soon as practical, and in any event within one hundred and twenty (120) days after the end of each fiscal year, each member of the Borrowing Group, MMA Financial and MFH shall furnish to Lender their respective management-prepared unaudited annual financial statements for the twelve (12) month period just ended certified by an Authorized Officer. Borrowing Group represents that each member of the Borrowing Group’s fiscal year is the same as the calendar year.
9.	Service of Process. Section 6.10 is amended to include the following:

Should any member of the Borrowing Group or Guarantor no longer maintain an office or agent for service of process in the State of Florida, a 30 (Thirty) day notice to Lender is required.
10.	Financial Covenants. Sections 6.23 through and including Section 6.27, and Section 9.01(b) are hereby deleted in their entirety.

11.	Adverse Changes. Section 9.01(e) is hereby deleted in its entirety and the following Section 9.01(e) is hereby substituted in lieu thereof:
     (e) any material adverse change in the financial condition of the Borrowing Group or any Guarantor since the date of execution of this First Amendment;
12.	Notices. Section 11.03 is hereby deleted in its entirety and the following Section 11.03 is hereby substituted in lieu thereof:
Section 11.03. Notices. Any notice, demand, declaration or certificate which is, by the terms of the Loan Documents, required or permitted to be given or served by one party to or upon the other party may be given or served by hand delivery, registered or certified mail, return receipt requested, overnight delivery, or facsimile transmission with written evidence of receipt of delivery if to or upon:

Borrowing Group and	c/o Municipal Mortgage & Equity, LLC
each Guarantor:	621 East Pratt Street, Suite 300
Baltimore, Maryland 21202
Attn: Gary Mentesana

with a copy to:	Stephen A. Goldberg, Esq.
Gallagher Evelius & Jones LLP
218 N. Charles Street, 4th Floor
Baltimore, Maryland 21201

Lender:	Synovus Bank of Tampa Bay
P. O. Box 30707
Tampa, FL 33630
Attn: Ms. Cathy P. Swanson,
Executive Vice President

with a copy to:	Biber O’Toole Delano Fowler & Clarkson P.L.
360 Central Avenue, Suite 1560
St. Petersburg, Florida 33701
Attn: G. Kristin Delano
or to such other person or address as to which the parties shall give notice in accordance with the terms of this section. Any such notice shall be effective when received, or when it should have been received, by the party to whom such notice is directed. No notice or demand which is given, but which is not required by the terms of this Agreement, shall entitle Borrowing Group to any other or further notice or demand in the same, similar or other circumstances.
13.	Ratification. Except as is specifically set forth herein or in the Renewal Note to the contrary, the Loan Agreement and the Loan Documents (including without limitation the Guaranty) are hereby ratified and reaffirmed in all of their respects and particulars.

14.	Authorization. Each member of the Borrowing Group and each Guarantor hereby warrants and represents that i) all representations and warranties set forth in the Loan Agreement as modified by this First Amendment are true, accurate and complete as of the date hereof, ii) the existing outstanding principal amount of the Loan as of the date hereof is $41,772,096.61 and iii) Lender is not in default with respect to any of the terms of any of the Loan Documents.
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     IN WITNESS WHEREOF, the undersigned executed this First Amendment to the Fourth Amended and Completely Restate Loan Agreement to be effective as of the day and year first above set forth.

MMA CAPITAL CORPORATION
/s/ Gary A. Mentesana
By: Gary A. Mentesana
Executive Vice President

MMA MORTGAGE INVESTMENT CORPORATION
/s/ Gary A. Mentesana
By: Gary A. Mentesana
Executive Vice President

MMA CONSTRUCTION FINANCE, LLC
/s/ Gary A. Mentesana
By: Gary A. Mentesana
Executive Vice President

MUNICIPAL MORTGAGE & EQUITY, LLC
/s/ Gary A. Mentesana
By: Gary A. Mentesana
Executive Vice President

MMA FINANCIAL HOLDINGS, INC.
/s/ Gary A. Mentesana
By: Gary A. Mentesana
Executive Vice President

MMA FINANCIAL, INC.
/s/ Gary A. Mentesana
By: Gary A. Mentesana
Executive Vice President

SYNOVUS BANK
/s/ Cathy Swanson
By: Cathy Swanson
Executive Vice President